EXHIBIT 99.3
To Form 8-K dated January 26, 2011

Seacoast Banking Corporation of Florida

Fourth Quarter 2010

Cautionary Notice Regarding Forward-Looking Statements

This information contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, ability to realized deferred tax assets, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2009 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

Highlights

•	Loss of $11.1 million, or $0.12 per share, improved significantly compared to last year

•	Solid capital position with estimated tangible common equity (TCE) ratio of 8.0% when DTA valuation allowance of $47.8 million is recaptured.

•	Nonperforming loans declined from $69.5 million at September 30, 2010 to $68.2 million during the quarter

•	The trend of decline in accruing loans outstanding continues to slow

•	Liquidity remains strong with low cost core funding from deposits and sweep repos

•	Cost of deposits for the quarter declined 8 basis points to 0.76%; total interest bearing liabilities down 8 basis points to 1.01%

•	Improved asset quality trends continued with nonperforming assets, nonaccrual loans and net charge-offs all declining

•	Favorable deposit volume and mix trends continued

•	Expenses remain well managed

•	Operating trends continue to be encouraging and we remain acutely focused on executing client satisfaction and retention initiatives to drive steadily improving results

Capital Ratios

	4Q-2010	3Q-2010	2Q-2010	1Q-2010
	Estimate	Actual	Actual	Actual
Tier 1 Capital Ratio	16.57%	17.11%	17.62%	13.83%
Total Risk Based Capital Ratio	17.84%	18.38%	18.89%	15.29%
YTD Average Equity to YTD Average Assets	8.27%	8.15%	7.82%	7.13%
Tangible Equity to Tangible Assets	8.10%	8.76%	8.78%	6.96%
Tangible Common Equity to Tangible Assets	5.81%	6.48%	6.60%	4.82%
Tangible Common Equity to Risk Weighted Assets	9.43%	10.32%	10.78%	7.53%

Credit Analysis

	($ in thousands)
	4Q-2010	3Q-2010	2Q-2010	1Q-2010	4Q-2009
Net charge-offs	$4,678	$10,700	$20,209	$3,541	$45,172
Net charge-offs to average loans	1.47%	3.29%	5.95%	1.03%	12.12%
Loan loss provision	$3,975	$8,866	$16,771	$2,068	$41,514
Allowance to loans at end of period	3.04%	3.04%	3.10%	3.18%	3.23%

NPL Inflows

	1Q-09	2Q-09	3Q-09	4Q-09	1Q-10	2Q-10	3Q-10	4Q-10
NPL Inflows	$37,170	$46,303	$75,295	$36,196	$11,895	$22,560	$8,151	$9,990

Funding & Liquidity
Stable Funding Profile and Strong Liquidity Position

Funding

•	Deposits and sweep repo base

-   Customer deposits and sweep repos were $1.734 billion at December 31, 2010 (1)

-   Customer deposits and sweep repos compose 94% of total funding (2)

Liquidity

•	Daily overnight borrowing position maintained at zero since year-end 2008

•	On balance sheet cash liquidity averaged approximately $174 billion for the fourth quarter

•	Combined available contingent liquidity from the Federal Reserve, FHLB, and free securities approximately $638 million

(1)	Excludes brokered deposits; but includes Certificate of Deposit Account Registry Service (CDARS) deposits

(2)	Total funding includes customer deposits, broker deposits, sweep repos, borrowed funds and subordinated debt.

Noninterest Expense
Controllable Expenses Well Managed

	($ in thousands)
	4Q–2010	3Q–2010	4Q–2009
Noninterest Expenses	$27,834	$20,244	$20,868
Strategic plan & credit related Professional Fees	179	791	902
OREO and REPO Expenses (1)	1,414	942	488
Net loss on OREO & Repossessed Assets	8,763	849	2,125

Nonrecurring Expenses	$10,356	$2,582	$3,515
Core Operating Expenses	$17,478	$17,662	$17,353

	4Q 2010	4Q 2010
	vs 3Q 2010	vs 4Q 2009
Noninterest Expenses	37.5%	33.4%
Strategic plan & credit related Professional Fees
OREO and REPO Expenses (1)
Net loss on OREO & Repossessed Assets
Nonrecurring Expenses	301.1%	194.6%
Core Operating Expenses	-1.0%	0.7%

(1)	Does not include personnel expense related to credit administration or default management costs

Core Deposit Growth
Favorable Mix Shift

	($ in thousands)
	4Q-2010	Mix	4Q-2009	Mix
Demand deposits (noninterest bearing)	$289,621	17.69%	$268,789	15.11%
Savings deposits	812,625	49.63%	838,288	47.11%

Total Demand and Savings	$1,102,246	67.31%	$1,107,077	62.22%
Other time certificates	281,681	17.20%	326,070	18.32%
Brokered time certificates	7,093	0.43%	38,656	2.17%
Time certificates of $100,000 or more	246,208	15.04%	307,631	17.29%

Total Time Deposits	$534,982	32.68%	$672,357	37.78%
Total Deposits	$1,637,228		$1,779,434

Net Interest Margin

	4Q-09	1Q-10	2Q-10	3Q-10	4Q-10
Net Interest Margin	3.37%	3.48%	3.27%	3.35%	3.42%

•	Focus on deposit pricing and favorable deposit trends benefited the margin

•	Margin is expected to remain stable provided the slower pace of decline in accruing loans outstanding continues in the following year

Noninterest Income (excluding securities gains)
Quarterly Trends Improve Sequentially in 2010

	2010
$ in thousands	Q-4	Q-3	Q-2	Q-1

Total Noninterest Income (excluding securities gains)	$5,283	$4,801	$4,601	$4,559
Highlights include:
Service Charges	$1,509	$1,511	$1,452	$1,372
Trust Income	510	500	491	476
Mortgage Banking	580	654	464	421
Brokerage	325	306	257	286
Marine	355	330	310	339
Debit Card	814	810	822	717

Service Area

[Map of Franchise]

•	Seminole County

•	Orange County

•	Brevard County

•	Indian River County

•	Okeechobee County

•	St. Lucie County

•	Martin County

•	Palm Beach County

•	Hardee County

•	Highlands County

•	Desoto County

•	Glades County

•	Hendry County